Exhibit 99.1

For Immediate Release

TraceGuard has Completed Operational Pilot Development Program of CompactSafe™ System for Improving Explosives Detection at Israel's Primary Airport

-Company reports completion of operational test of system for screening complex items at country’s major international airport-

New York - February 1, 2007 - TraceGuard Technologies Inc. (OTC BB: TCGD), a developer of innovative security technologies and solutions, announced today that its CompactSafe™ system has completed an operational pilot program at Israel's primary airport. CompactSafe™ inspects complex items at passenger and baggage screening checkpoints, and works in conjunction with security equipment currently in use to improve accuracy and efficiency in detecting explosives.

CompactSafe™ is designed specifically to extract traces of explosives from items such as laptops, medical devices, cameras and electronic devices. Because of their small size and sophisticated internal structure, these items pose a considerable challenge for current screening technologies and methods. By automating the sampling process, CompactSafe™ is expected to improve detection of explosives and reduce overall inspection time. There is currently no system deployed that is designed specifically for the items that CompactSafe™ inspects.

TraceGuard's objective for the operational pilot program was to examine CompactSafe’s performance and durability in a realistic operational setting. In the course of this operation, which lasted three weeks, CompactSafe™ inspected thousands of passenger items and bags. TraceGuard tested CompactSafe™ in inspections for items for both carry-on and checked luggage, in conjunction with the CT, X-ray and trace detector machines already deployed at the airport.

Dr. Ehud Ganani, Chairman and CEO of TraceGuard, said: “We are quite pleased to have reached this critical milestone in our mission to enable improved detection of explosives in aviation security and beyond. CompactSafe™ is a unique solution to one of the critical challenges in homeland security today, and offers security authorities the dual benefit of enhanced security and improved operational efficiency, both of which are in great demand by our prospective customers. TraceGuard is proud of the successful completion of this operational pilot program, in which we proved that CompactSafe™ can operate successfully in the challenging operating environment of a major international airport, and believe that this will help us attain our strategic objectives.”

The CompactSafe™ system is based on TraceGuard’s proprietary extraction method for automated trace sampling. CompactSafe™ can be adapted for a variety of applications, including protection of critical infrastructure, narcotics detection and mail-sorting.

About TraceGuard

TraceGuard Technologies Inc. develops innovative security technologies and solutions for explosives detection, a growth segment of the homeland security market. The Company’s systems are designed to improve the screening and detection of explosives, narcotics, biological contaminants and other hazardous materials, and are targeted to meet the needs of aviation and homeland security agencies worldwide. By advancing the efficacy and efficiency of trace extraction, TraceGuard’s product suite offers dramatic improvement over the current mechanisms in place at present.

TraceGuard is a US public company traded on the Over-The-Counter Bulletin Board (TCGD.OB). The Company's management team has broad experience and expertise in the international defense and homeland security sectors, including product development, operations, and business development. TraceGuard maintains a Research and Development Center in Tel Aviv, Israel and has an office in New York.

For additional information on TraceGuard, please contact TraceGuard at 1 866-401-5969 or at www.traceguard.com.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology such as: "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission (SEC) and other filings and releases. These include uncertainties relating to government regulation and technological changes.